Q4 & FY 2023 Shareholder Letter

ARCHER


N302AX

ARCHER'S KEY ADVANTAGES

80% of Midnight's Subsystems & Components Have Low Certification Risk

The vast majority of Midnight's subsystems and components are sourced from leading aerospace suppliers with certification heritage giving it a significantly de-risked path to certification.

Volume Manufacturing Facility to be Completed in 2024; Readying to Produce & Deliver in 2025

Alongside Stellantis, we remain on track to complete construction of our high volume manufacturing facility in Georgia this year, which is designed to support production of up to 650 aircraft annually.

Continued Strong Liquidity and Capital Efficient Approach

Maintained a strong liquidity position at the end of Q4 2023. Indicative order book gives us the potential to generate significant revenues in the early years of our planned commercial operations.

RECENT HIGHLIGHTS

THREE CONFORMING AIRCRAFT NOW UNDER CONSTRUCTION

RAPID PROGRESS ON FLIGHT TEST PROGRAM; ON TRACK FOR 400 FLIGHTS IN 2024

ENDED FY'23 WITH ~$625M OF LIQUIDITY WITH CASH BALANCES INCREASING QoQ

INDICATIVE ORDER BOOK IS NOW UP TO $3.5B*

*Order book value calculated based on an indicative $5M per aircraft sales price.

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3 80% of Midnight’s Subsystems & Components Have Low Certification Risk * Logos above represent a sampling of the suppliers with others omitted due to confidentiality. AIRFRAME ~80%Certification Heritage Other ~20% FLIGHT CONTROL SYSTEM CABIN FLIGHT DECK AVIONICS ELECTRIC PROPULSION LANDING GEAR ENVIRONMENTAL CONTROL SYSTEM The below graphic is intended to help visually depict which of our subsystems and components are sourced from leading aerospace suppliers with certification heritage, meaning that they are either already flying on hundreds or thousands of other certified aircraft today or that they are derived from other designs which have been previously certified. STRATEGIC SOURCING IS DE-RISKING OUR PATH TO CERTIFICATION

4 COMPONENT & SYSTEM LEVEL CERT HERITAGE* FLIGHT CONTROL SYSTEM In Progress In Progress In Progress In Progress FLIGHT DECK In Progress In Progress In Progress LANDING GEAR In Progress AIRFRAME & MATERIALS In Progress In Progress ENVIRONMENTAL CONTROL In Progress In Progress In Progress In Progress PROPULSION SYSTEMS In Progress AIRCRAFT LEVEL 3 conforming aircraft in progress, 6 planned Planning multiple Type Inspection Authorizations (TIAs) Now In Final Certification Phase Our focus is now on the last phase of Midnight’s Type Certification program. The FAA calls this the “Implementation Phase” as outlined in FAA Order 8110.4c. We will use the chart below to explain the Implementation Phase in more simple terms and provide periodic updates on our progress. Write test plans; build conforming hardware For credit testing Submit test and analysis reports FAA audits and confirms design compliance Compliance Data Generation Compliance Substantiation Compliance Findings FAA Language: Plain Language:

5 Our integrated test lab and manufacturing facilities in San Jose, California are now supporting the manufacturing of our battery packs and electric engines, as well as the final assembly of our initial conforming aircraft. Three conforming Midnight aircraft are now under construction. Key components and systems of the these aircraft will conform to the intended type design for FAA certification. We intend to build a total fleet of 6 conforming aircraft that can be used in piloted “for credit” testing with the FAA as we progress through the implementation phase with the FAA. At this facility, we recently achieved a key milestone with the completion of the build out and commencement of testing of our “Iron Bird.” The Iron Bird is a full-scale model of the Midnight aircraft in our lab used to test and integrate Midnight’s components and systems, software, and hardware-in-the-loop before they go through final assembly. It will be used to allow us to test failure conditions that would not be flown intentionally to ensure our aircraft systems respond properly and enable continued safe operation. Our pilots will operate the Iron Bird from an adjacent flight deck while our teams monitor the data. For many test conditions, this approach is the safest and most cost effective. Three Conforming Aircraft Now Under Construction

6 We remain on track to complete construction, alongside Stellantis, on the first phase of our high volume manufacturing facility in Georgia this year. As a reminder, this first phase is a build out of ~350,000 square feet on our ~100 acre site designed to support production of up to 650 aircraft annually, which would make it one of the largest manufacturing facilities by volume in the aircraft industry. We are nearing the completion of the pouring of the foundation, and have begun grading of the taxi way connector that will give us easy access to the adjacent Covington Municipal Airport for our high rate flight test operations. Our objective with this facility remains to establish a factory that can support our planned commercial ramp while allowing us to take a phased approach to bringing on Stellantis as our contract manufacturer. Underpinning all of this is our focus on minimizing the capital expenditures we must incur to achieve volume manufacturing capabilities prior to generating significant revenue from our operations. We continue to mature our discussions with Stellantis about a phased approach to them taking on contract manufacturing for us and thus absorbing the capital requirements related to our planned manufacturing ramp and working capital related to our go forward production. We will continue to share more details on this strategy in the coming quarters. *The image above depicts current rendering of Covington facility under construction. Volume Manufacturing Facility to be Completed in 2024

7 Over the last few months we have made significant progress across many of the key areas of our flight test program. First and foremost, our Midnight aircraft completed a significant milestone in its flight test program with the completion of phase 1, as well as a downwash and outwash flight test campaign with the FAA and NASA. This progress was achieved in only 3 months. This phase of Midnight’s flight test program covered an array of progressively more complex flight maneuvers and data gathering missions. The program with the FAA and NASA provided valuable data about our aircraft’s downwash and outwash footprint when taking off and landing, which is an important step to unlocking access to additional aviation infrastructure that will further support the ramp up of our commercial operations. In January, we completed an upgrade to Midnight’s battery system to include some of the latest high voltage battery packs off of our manufacturing line in California. This upgrade has allowed us to make substantial progress with Midnight’s flight test program in February as the program advances toward the planned full wing-borne transition flight and achieving our goal of flying as much as 10-15 times per day as we close in on simulating our planned commercial mission tempo. As a result of all of these efforts, our flight test team has had their most productive and busiest quarter yet keeping us on track to achieve our goal of completing 400 test flights in 2024. On Track To Complete 400 Flight Tests in 2024 Rapid Flight Test Progress

ARCHER

Indicative Order Book is Now $3.5B*

As we've discussed before, we intend to operate two complementary lines of business: (1) a direct-to-consumer aerial ride share service and (2) the sale of our aircraft to other operators. Over the last several years, we have announced a number of industry firsts around both orders and pre-delivery payments (PDPs) from major airlines and strategic operators located around the world.

Domestically, we continue to work closely with our strategic partner, United Airlines, as we plan to partner with them to launch in American cities starting with their hubs in New York City, Los Angeles, San Francisco Bay Area, Houston, and Chicago. Internationally, we have focused on the United Arab Emirates as we believe it is likely to be the first international market to adopt electric flying taxis and India because we believe it will be the largest market globally.

Our indicative order book now totals up to 700 aircraft worth up to $3.5B. We are focused on being able to deliver aircraft against these orders so we can generate significant revenue as soon as possible.

CUSTOMER	REGION	# of AIRCRAFT			ORDER VALUE*	PDPs
		BASE	OPTIONS	TOTAL	UP TO	
UNITED	USA	200	100	300	$1.5B	$10M
InterGlobe	INDIA	200	–	200	$1.0B	–
AIR CHATEAU	UAE	100	100	200	$1.0B	$5M
	TOTAL	**500**	**200**	**700**	**$3.5B**	**$15M**

Received Additional Payments From U.S. Air Force

Last year we announced that we entered into two new contracts with the U.S. Air Force worth up to $142M**. The U.S. Air Force has now made several payments to us under those contracts totalling approximately $2M. These payments relate to a number of deliverables, including a mobile flight simulator, as well as sharing of test reports and certification plans.

We expect to continue to rapidly advance the partnership, including the delivery of aircraft and autonomy development as we work diligently with AFWERX's Agility Prime program to assess the transformational potential of the vertical flight market and eVTOL technologies for Department of Defense purposes.

*Order book value calculated based on an indicative $5M per aircraft sales price. This shareholder letter contains forward looking statements regarding the amount and value of certain potential purchases of our aircraft by certain customers and certain related pre-delivery payments, which in some cases are subject to execution of further definitive agreements and satisfaction of certain other conditions. This is only a prediction and actual results may differ materially due to a variety of factors.

**The "up to" contract value is subject to certain conditions being met as defined in the contracts.

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9 11/16/23 Archer Aviation and Air Chateau International Announce Air Chateau International’s Planned Purchase of up to 100 Midnight Aircraft Worth up to $500M Key Recent Announcements 11/21/23 Archer’s Midnight eVTOL Aircraft Wins Transportation Design of the Year Award 1/17/24 Atlantic Aviation and Archer Aviation Align to Pursue Development of Electric Aircraft Infrastructure Across LA, Northern California, South Florida, and NYC Regions 1/22/24 Archer Aviation and NASA Sign Space Act Agreement To Collaborate on Mission-Critical eVTOL Aircraft Technologies 1/31/24 Archer’s Midnight Aircraft Successfully Completes Phase 1 of Flight Test Program as Company Continues to Advance Towards FAA Certification 2/7/24 Archer Announces Three Conforming, Piloted Aircraft Are Now Under Construction; Aircraft Will Be Used In FAA “For Credit” Testing 2/8/24 Archer Receives Part 145 Certification From the Federal Aviation Administration

10 FEB 28 INVESTOPIA CONFERENCE Abu Dhabi, UAE FEB 29 BAIRD 2024 VEHICLE, TECHNOLOGY & MOBILITY CONFERENCE Virtual MAR 5 RAYMOND JAMES 2024 INSTITUTIONAL INVESTORS CONFERENCE Orlando, FL MAR 12 JP MORGAN INDUSTRIALS CONFERENCE New York, NY MAR 18 - 21 ABUNDANCE 360 SUMMIT Los Angeles, CA MAR 24 - 27 DRIFTx Abu Dhabi, UAE Today’s Webcast & Conference Call Details TIME 2 PM PT (5 PM ET) WEBCAST Accessible via our IR website (investors.archer.com) CONFERENCE 404-975-4839 (domestic) CALL +1 833-470-1428 (international) Access code: 725920 Upcoming Events

ARCHER

Q4 2023 & FY 2023 Financial Review

We reference several non-GAAP metrics in the financial discussion that follows. Unless otherwise noted or defined, our non-GAAP metrics are calculated by starting with the equivalent GAAP metric and subtracting non-cash stock-based compensation, non-cash warrant expenses and changes in fair value of warrants and non-cash expense taken in connection with the Boeing Wisk Agreements (as defined below). We believe these adjustments are appropriate to enhance the overall understanding of our underlying financial and operational performance.

SUMMARY FINANCIALS

(In millions; unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
	DEC 31, 2023	SEP 30, 2023	DEC 31, 2022	DEC 31, 2023	DEC 31, 2022
TOTAL OPERATING EXPENSES[1]	$ 107.3	$ 46.2	$ 108.1	$ 446.9	$ 347.4
NET LOSS[1]	(109.1)	(51.6)	(95.4)	(457.9)	(317.3)
NON-GAAP TOTAL OPERATING EXPENSES[2][3]	87.5	66.9	76.8	311.8	227.5
ADJUSTED EBITDA[3][4]	(85.2)	(64.8)	(76.0)	(305.3)	(224.4)
CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	464.6	461.4	531.2	464.6	531.2

1) Amounts reflect non-cash charges related to agreements reached on August 10, 2023, between us, Wisk Aero LLC ("Wisk") and The Boeing Company ("Boeing") that provide for certain investments by Boeing into us, an autonomous flight collaboration between the parties, issuance of certain warrants to Wisk and resolution of litigation between us (the "Boeing Wisk Agreements"), and the credit for the founders grant forfeiture.
2) Non-GAAP total operating expenses is a financial measure adjusting total operating expenses for warrant expenses, stock-based compensation including the credit for the founders grant forfeiture, and non-cash expense related to the Boeing Wisk Agreements.
3) A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided below in the section titled "GAAP to Non-GAAP Reconciliation."
4) Adjusted EBITDA is a financial measure adjusting net loss for other expense (income), net, interest (income) expense, net, income tax expense, depreciation and amortization expense, warrant expenses, stock-based compensation expense including the credit for the founders grant forfeiture, and non-cash expense related to the Boeing Wisk Agreements.

TOTAL OPERATING EXPENSES

Our fourth quarter and full-year 2023 total operating expenses represent investments required to achieve the key elements of our commercialization plan. We continued to invest in the design, development, test and certification activities for our Midnight aircraft. Further, we incurred non-recurring investments in several of our supply chain partners to establish capabilities to manufacture certain components and subsystems for our Midnight aircraft, made investments to build out our test and manufacturing facilities in San Jose, California where we will assemble our first six conforming aircraft and in the people and infrastructure required to scale our operations.

Total GAAP operating expenses for the fourth quarter of 2023 were $107.3 million, which were sequentially higher than the third quarter of 2023 by $61.1 million, primarily due to a one-time non-cash credit of $59.1 million reflected in the third quarter relating to the forfeiture of an equity award. Year-over-year, total operating expenses for the fourth quarter of 2023 were lower than the fourth quarter of 2022 by $0.8 million, primarily due to lower stock-based compensation expenses and a one-time credit of $5.0 million for the gain associated with the valuation of certain warrants, partially offset by the growth in spending associated with our Midnight program, as well as investments in our infrastructure to support scaling our operations in 2023. Total GAAP operating expenses for the fiscal year 2023 were $446.9 million, an increase of $99.5 million over fiscal year 2022 primarily due to investments made in technology development and scaling infrastructure as mentioned above.

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12 Total non-GAAP operating expenses (which are GAAP operating expenses less stock-based compensation, warrant expenses and other one-time expenses, a reconciliation for which is provided in the financial statement section of this letter) for the fourth quarter of 2023 were $87.5 million, which increased $20.6 million sequentially over the third quarter of 2023 primarily due to the timing of certain supplier related services and spend to build out our test and manufacturing capabilities. Total non-GAAP operating expenses increased $10.7 million year-over-year from the fourth quarter of 2022, as we continued our investment in people, materials, supplier build-out and related services for our Midnight program. Total non-GAAP operating expenses for the fiscal year 2023 were $311.8 million, an increase of $84.3 million over 2022 due to the investments made in our Midnight aircraft development, FAA certification efforts, manufacturing capabilities development, building out our supplier capabilities through several non-recurring cost investments and scaling infrastructure as mentioned above. NET LOSS AND ADJUSTED EBITDA Net loss for the fourth quarter of 2023 was $109.1 million, which increased sequentially by $57.5 million from $51.6 million in the third quarter of 2023, primarily due to the one-time non-cash credit of $59.1 million reflected in the third quarter relating to the forfeiture of an equity award. Year-over-year, net loss for the fourth quarter of 2023 was higher than the fourth quarter of 2022 by $13.7 million, primarily due to increased investment in people, materials, supplier build-out and related services for our Midnight program. Our fiscal year 2023 net loss was $457.9 million, which increased by $140.6 million from a loss of $317.3 million in the fiscal year 2022, driven primarily by the increase in operating expenses as well as the change in fair value of warrant liability. For the fourth quarter of 2023, adjusted EBITDA loss increased sequentially by $20.4 million from an adjusted EBITDA loss of $64.8 million in the third quarter of 2023, primarily due to the timing of certain supplier related services and spend to build out manufacturing capabilities. For the same period year-over-year, adjusted EBITDA loss increased by $9.2 million from an adjusted EBITDA loss of $76.0 million in the fourth quarter of 2022 primarily due to increased investment in people, materials, supplier build-out and related services for our Midnight program. For the full year 2023, adjusted EBITDA loss increased by $80.9 million from a loss of $224.4 million in the fiscal year 2022, as we increased non-GAAP total operating expenses due to the reasons mentioned above. CASH & LIQUIDITY We exited the fourth quarter of 2023 with $464.6 million in cash and cash equivalents, an increase of $3.2 million from the third quarter of 2023. In the fourth quarter, cash used for operations and the purchase of property and equipment was $91.2 million. This was offset by net debt and equity financing activities of $94.0 million. For the full year, our cash and cash equivalents decreased by $66.6 million from the fourth quarter of 2022, primarily driven by cash used in operations and the purchase of property and equipment of $314.1 million, offset by debt and equity financing activities of $248.3 million. Additionally, we have $6.9 million of restricted cash that supports various letters of credit for commercial leases and the manufacturing facility in Georgia.

13 Q1 2024 FINANCIAL ESTIMATES We anticipate total GAAP operating expenses of $100 million to $120 million. This reflects a total of $25 million expected stock-based compensation, warrant expense and other non-cash charges, and one-time expenses. We expect total non-GAAP operating expenses of $75 million to $95 million for the first quarter of 2024. We have not reconciled our non-GAAP total operating expenses estimates because certain items that impact non-GAAP total operating expenses are uncertain or out of our control and cannot be reasonably predicted. In particular, stock-based compensation expense is impacted by the future fair market value of our common stock and other factors, all of which are difficult to predict, subject to frequent change, or not within our control. The actual amount of these expenses during 2024 will have a significant impact on our future GAAP financial results. Accordingly, a reconciliation of non-GAAP total operating expenses is not available without unreasonable effort.

ARCHER AVIATION INC. CONSOLIDATED BALANCE SHEETS (In millions; unaudited) 14 YEAR ENDED DECEMBER 31, 2023 2022 Assets Current assets Cash and cash equivalents $ 464.6 $ 69.4 Restricted cash 6.9 2.9 Short-term investments - 461.8 Prepaid expenses 7.9 9.8 Other current assets 0.8 1.6 Total current assets 480.2 545.5 Property and equipment, net 57.6 11.5 Intangible assets, net 0.4 0.4 Right-of-use assets 8.9 11.9 Other long-term assets 7.2 4.5 Total assets $ 554.3 $ 573.8 Liabilities and Stockholders’ Equity Current liabilities Accounts payable $ 14.3 $ 3.6 Current portion of lease liabilities 2.8 3.7 Current portion of notes payable - 9.3 Accrued expenses and other current liabilities 96.9 36.7 Total current liabilities 114.0 53.3 Notes payable, net of current portion 7.2 - Lease liabilities, net of current portion 13.2 9.2 Warrant liabilities 39.9 7.0 Other long-term liabilities 12.9 11.0 Total liabilities 187.2 80.5 Stockholders’ equity Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2023 and 2022 - - Class A common stock, $0.0001 par value; 700,000,000 shares authorized; 265,617,341 and 177,900,738 shares issued and outstanding as of December 31, 2023 and 2022, respectively - - Class B common stock, $0.0001 par value; 300,000,000 shares authorized; 38,165,615 and 63,738,197 shares issued and outstanding as of December 31, 2023 and 2022, respectively - - Additional paid-in capital 1,515.9 1,185.0 Accumulated deficit (1,148.8) (690.9) Accumulated other comprehensive loss - (0.8) Total stockholders’ equity 367.1 493.3 Total liabilities and stockholders’ equity $ 554.3 $ 573.8

ARCHER AVIATION INC. CONSOLIDATED STATEMENT OF OPERATIONS (In millions, except share and per share data; unaudited) 15 YEAR ENDED DECEMBER 31, 2023 2022 OPERATING EXPENSES Research and development $ 276.4 $ 171.5 General and administrative 168.4 165.1 Other warrant expense 2.1 10.8 Total operating expenses 446.9 347.4 Loss from operations (446.9) (347.4) Other (expense) income, net (26.9) 27.8 Interest income, net 16.4 2.3 Loss before income taxes (457.4) (317.3) Income tax expense (0.5) - Net loss $ (457.9) $ (317.3) Net loss per share, basic and diluted $ (1.69) $ (1.32) Weighted-average shares outstanding, basic and diluted 270,408,132 240,476,894

ARCHER AVIATION INC. CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS (In millions; unaudited) 16 YEAR ENDED DECEMBER 31, 2023 2022 Cash flows from operating activities Net loss $ (457.9) $ (317.3) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation, amortization and other 6.5 4.4 Debt discount and issuance cost amortization 0.7 0.5 Stock-based compensation 45.2 102.8 Change in fair value of warrant liabilities and other warrant costs 32.9 (22.9) Gain on issuance of common stock (3.6) - Non-cash lease expense 3.8 4.6 Research and development warrant expense 17.5 2.9 Other warrant expense 2.1 10.8 Technology and dispute resolution agreements expense 70.3 - Interest income on short-term investments - (0.5) Accretion and amortization income of short-term investments (2.3) (4.9) Changes in operating assets and liabilities: Prepaid expenses 1.9 (2.2) Other current assets 2.6 (1.2) Other long-term assets (5.0) 0.4 Accounts payable 9.2 (0.1) Accrued expenses and other current liabilities 2.3 15.6 Operating lease right-of-use assets and lease liabilities, net 2.4 (3.4) Other long-term liabilities 1.6 10.1 Net cash used in operating activities (269.8) (200.4) Cash flows from investing activities Purchase of short-term investments - (487.4) Proceeds from maturities of short-term investments 465.0 30.0 Purchase of property and equipment (44.3) (6.9) Net cash provided by (used in) investing activities 420.7 (464.3) Cash flows from financing activities Proceeds from issuance of debt 7.5 - Repayment of long-term debt (10.0) (10.0) Payment of debt issuance costs (0.3) - Payments for taxes related to net share settlement of equity awards (3.5) - Net proceeds from financing and issuance of common stock 251.7 - Proceeds from exercise of stock options - 0.1 Proceeds from shares issued under employee stock purchase plan 2.9 - Net cash provided by (used in) financing activities 248.3 (9.9) Net increase (decrease) in cash, cash equivalents, and restricted cash 399.2 (674.6) Cash, cash equivalents, and restricted cash, beginning of period 72.3 746.9 Cash, cash equivalents, and restricted cash, end of period $ 471.5 $ 72.3

ARCHER

GAAP to Non-GAAP Reconciliation

A reconciliation of total operating expenses to non-GAAP total operating expenses for the three months ended December 31, 2023, September 30, 2023, December 31, 2022, and for the twelve months ended December 31, 2023 and December 31, 2022, respectively, are set forth below.

RECONCILIATION OF OPERATING EXPENSES
(In millions; unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
	DEC 31, 2023	SEP 30, 2023	DEC 31, 2022	DEC 31, 2023	DEC 31, 2022
TOTAL OPERATING EXPENSES	$ 107.3	$ 46.2	$ 108.1	$ 446.9	$ 347.4
Adjusted to exclude the following:					
Stellantis and FCA warrant expense (1)	(4.4)	(4.4)	-	(17.5)	(2.9)
Other warrant expense (2)	-	-	(4.8)	(2.1)	(10.8)
Stock-based compensation (3)	(20.4)	27.4	(26.5)	(45.2)	(102.8)
Technology and dispute resolution agreements (4)	5.0	(2.3)	-	(70.3)	-
One-time Co-CEO severance expense (5)	-	-	-	-	(3.4)
NON-GAAP TOTAL OPERATING EXPENSES	**$ 87.5**	**$ 66.9**	**$ 76.8**	**$ 311.8**	**$ 227.5**

1) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis, FCA and FCA Italy (both wholly owned subsidiaries of Stellantis), in connection with certain services they are providing to the Company.
2) Other warrant expenses associated with the United warrant agreement.
3) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination and the one-time credit for the founder's grant forfeiture discussed above.
4) Amounts reflect non-cash charges relating to the Boeing Wisk Agreements.
5) One time severance related expenses for former co-CEO.

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ARCHER

GAAP to Non-GAAP Reconciliation (cont.)

A reconciliation of net loss to Adjusted EBITDA for the three months ended December 31, 2023, September 30, 2023, December 31, 2022, and for the twelve months ended December 31, 2023 and December 31, 2022, respectively, are set forth below.

RECONCILIATION OF ADJUSTED EBITDA
(In millions; unaudited)

	THREE MONTHS ENDED			TWELVE MONTHS ENDED	
	DEC 31, 2023	SEP 30, 2023	DEC 31, 2022	DEC 31, 2023	DEC 31, 2022
NET LOSS	$ (109.1)	$ (51.6)	$ (95.4)	$ (457.9)	$ (317.3)
Adjusted to exclude the following:					
Other expense (income), net (1)	7.2	10.4	(12.0)	26.9	(27.8)
Interest income,net	(5.6)	(5.1)	(0.7)	(16.4)	(2.3)
Income tax expense	0.2	0.1	-	0.5	-
Depreciation and amortization expense	2.3	2.1	0.8	6.5	3.1
Stellantis and FCA warrant expense (2)	4.4	4.4	-	17.5	2.9
Other warrant expense (3)	-	-	4.8	2.1	10.8
Stock-based compensation (4)	20.4	(27.4)	26.5	45.2	102.8
Technology and dispute resolution agreements(5)	(5.0)	2.3	-	70.3	-
One-time Co-CEO severance expense (6)	-	-	-	-	3.4
ADJUSTED EBITDA	**$ (85.2)**	**$ (64.8)**	**$ (76.0)**	**$ (305.3)**	**$ (224.4)**

1) Amounts include changes in fair value of the public and private warrants, which are classified as warrant liabilities and other warrant costs; gain on share issuance and accretion and amortization income of short-term investments.
2) Amounts include non-cash warrant costs, classified as research and development expenses, for the warrants issued to Stellantis, FCA and FCA Italy (both wholly owned subsidiaries of Stellantis), in connection with certain services they are providing to the Company.
3) Other warrant expenses associated with the United warrant agreement.
4) Amounts include stock-based compensation for options and restricted stock units issued to both employees and non-employees, including the grants issued to our founders in connection with the closing of the business combination and the one-time credit for the founder's grant forfeiture discuss above.
5) Amounts reflect non-cash charges related to the Boeing Wisk Agreements.
6) One time severance related expenses for former co-CEO.

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19 GAAP to Non-GAAP Reconciliation (cont.) NON-GAAP FINANCIAL MEASURES To supplement our condensed consolidated financial results prepared in accordance with GAAP, we use a number of non-GAAP financial measures to help us in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. We consider the use of non-GAAP financial measures helpful in assessing our current financial performance, ongoing operations and prospects for the future as well as understanding financial and business trends relating to our financial condition and results of operations. While we use non-GAAP financial measures as a tool to enhance our understanding of certain aspects of our financial performance and to provide incremental insight into the underlying factors and trends affecting our performance, we do not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides useful supplemental data that, while not a substitute for GAAP financial measures, can offer insight in the review of our financial and operational performance and enables investors to more fully understand trends in our current and future performance. In assessing our business during the fourth quarter and full year ended December 31, 2023, we excluded items in the following general categories from one or more of our non-GAAP financial measures, certain of which are described below: – STOCK-BASED COMPENSATION EXPENSE We believe that providing non-GAAP measures excluding stock-based compensation expense, in addition to the GAAP measures, allows for better comparability of our financial results from period to period. We prepare and maintain our budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Further, companies use a variety of types of equity awards as well as a variety of methodologies, assumptions and estimates to determine stock-based compensation expense. We believe that excluding stock-based compensation expenses enhances our ability and the ability of investors to understand the impact of non-cash stock-based compensation on our operating results and to compare our results against the results of other companies. – WARRANT EXPENSE & GAINS OR LOSSES FROM REVALUATION OF WARRANTS Expense from our common stock warrants issued to United Airlines and Stellantis, which is recurring (but non-cash) and gains or losses from change in fair value of public and private warrants from revaluation will be reflected in our financial results for the foreseeable future. We exclude warrant expense and gains or losses from change in fair value for similar reasons to our stock-based compensation expense. – TECHNOLOGY AND DISPUTE RESOLUTION AGREEMENTS Amounts reflect non-cash charges relating to the Boeing Wisk Agreements. Each of the non-GAAP financial measures presented in this letter to shareholders should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP and are presented for supplemental informational purposes only. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures have no standardized meaning prescribed by GAAP and are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and may be reflected in our financial results for the foreseeable future. In addition, the non-GAAP measures we use may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information in the reconciliation included in this letter to shareholders regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, we evaluate the non-GAAP financial measures together with the most directly comparable GAAP financial information. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures included in this letter to shareholders.

20 Forward-Looking Statements This shareholder letter includes forward-looking statements. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the first quarter of fiscal year 2024, our business strategy and plans, aircraft performance, the pace at which we intend to design, develop, certify, conduct test flights, manufacture and commercialize our planned eVTOL aircraft, the expansion of Archer’s business internationally, the buildout and collaboration with Stellantis at our planned manufacturing facility, the amount and value of planned purchases of our aircraft by certain customers and certain related pre-delivery payments and the anticipated launch of our services in certain cities. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: the early stage nature of our business and our past and projected future losses; our ability to design, develop, certify, manufacture and commercialize our aircraft and UAM ecosystem; our dependence on a limited number of customers for our current aircraft orders, which are subject to conditions, further negotiation and reaching mutual agreement on certain material terms, and the risk that customers may cancel those orders; our ability to remediate material weaknesses in internal control over financial reporting and ability to maintain an effective system of internal control; the effectiveness of our marketing and growth strategies, including our ability to effectively market electric air transportation as a substitute for conventional methods of transportation; our ability to compete in the UAM and eVTOL industries; our ability to obtain any required certifications, licenses, approvals, or authorizations from governmental authorities; our ability to achieve our business milestones and launch products and services on anticipated timelines; our dependence on suppliers for the parts and components in our aircraft; our ability to develop commercial-scale manufacturing capabilities; regulatory requirements and other obstacles outside of our control that slow market adoption of electric aircraft, such as the inability to obtain and maintain adequate vertiport infrastructure; our ability to hire, train and retain qualified personnel; risks related to our UAM ecosystem operating in densely populated metropolitan areas and heavily regulated airports; adverse publicity from accidents involving electric aircraft or lithium-ion battery cells; the impact of labor and union activities on our workforce; losses resulting from indexed price escalation clauses in purchase orders; regulatory risks related to evolving laws and regulations in our industry; the impact of macroeconomic conditions, inflation, interest rates, a potential U.S. federal government shutdown, war and geopolitical conflicts, natural disasters, infectious disease outbreaks and pandemics; our need for and the availability of additional capital; and cybersecurity risks. Additional risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q, and our Annual Report on Form 10-K for the year ended December 31, 2023 to be filed with the SEC, which are or will be available on our investor relations website at http://investors.archer.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

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